    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1999



                                                      REGISTRATION NO. 333-89429

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                     TO THE


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                        (State or Other Jurisdiction of
                         Incorporation or Organization)
                                   36-3939651
                                (I.R.S. Employer
                             Identification Number)

                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                             THOMAS J. SIDMAN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          NEXTEL COMMUNICATIONS, INC.
                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                            ------------------------

                                   Copies to:

                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3242
                                 (404) 521-3939
                           ANDREW R. SCHLEIDER, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable following the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses and costs to be incurred by Nextel Communications, Inc. in connection with the sale and distribution of the securities offered hereby. All the amounts shown are estimated except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission filing fee...............    $586,200
NASD fee....................................................    $ 30,500
Printing expenses...........................................    $150,000
Legal fees and expenses.....................................    $100,000
Accounting fees and expenses................................    $ 30,000
Blue Sky fees and expenses..................................    $  5,000
Transfer Agent fees and expenses............................    $  3,500
Miscellaneous expenses......................................    $    800
                                                                --------
Total.......................................................    $906,000
                                                                ========


---------------


Item 15. Indemnification of Directors and Officers


        Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, as amended (the "Nextel Charter"), of Nextel Communications, Inc. ("Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws"), and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws, and the DGCL.

        ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (1) for any breach of the director's duty of loyalty to such corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

        While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and do not apply to officers of Nextel who are not directors.

        INDEMNIFICATION AND INSURANCE. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

        On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

        One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the
Indemnitee:

        (1) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

        (2) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

        In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

        The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

Item 16. Exhibits


   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
   *1.1    --  Form of Underwriting Agreement.
  4.1.1    --  Restated Certificate of Incorporation of Nextel (filed on
               July 31, 1995 as Exhibits No. 4.1.1 and 4.1.2 to Nextel's
               Post-Effective Amendment No. 1 on Form S-8 to Registration
               Statement No. 33- 91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by
               reference).
  4.1.2    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of 13% Series D Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on July 21, 1997 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on July 21, 1997 and incorporated herein by reference).
  4.1.3    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and the Special Rights of
               11.125% Series E Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on February 12, 1998 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on February 11, 1998 (the "February 11 Form
               8-K") and incorporated herein by reference).
  4.1.4    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of Zero Coupon Convertible Preferred Stock due 2013 and
               Qualifications, Limitations and Restrictions Thereof (filed on February 10, 1999 as Exhibit 4.16 to Nextel's
               Registration Statement on Form S-4 (the "February 1999 Form
               S-4") and incorporated herein by reference).
    4.2    --  Amended and Restated By-laws of Nextel (filed on July 31,
               1995 as Exhibit No. 4.2 to the Nextel S-8 Registration
               Statement and incorporated herein by reference).
  4.3.1    --  Indenture between Nextel Communications, Inc. (predecessor by merger to Nextel; referred to as "Old Nextel") and The
               Bank of New York, as Trustee, dated August 15, 1993 (the
               "August Indenture") (filed on December 23, 1993 as Exhibit
               4.13 to Old Nextel's Registration Statement No. 33-73388 on
               Form S-4 and incorporated herein by reference).
  4.3.2    --  Supplemental Indenture, dated as of June 30 1995, to the
               August Indenture between Nextel and The Bank of New York
               (filed on November 14, 1995 as Exhibit 4.1 to Nextel's
               Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1995 (the "November 14 Form 10-Q") and
               incorporated herein by reference).
  4.3.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the August Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Old Nextel and The Bank
               of New York (relating to the August Indenture) (filed on
               November 14, 1995 as Exhibit 4.3 to the November 14 Form
               10-Q and incorporated herein by reference).
  4.3.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the August Indenture between Nextel Communications, Inc. and
               The Bank of New York, as Trustee (filed on June 17, 1997 as
               Exhibit 4.1 to the Current Report on Form 8-K dated June 13,
               1997 (the "June 13 Form 8-K") and incorporated herein by
               reference).
  4.3.5    --  Fourth Supplemental Indenture, dated March 24, 1998, to the
               August Indenture between Nextel Communications, Inc. and The
               Bank of New York, as Trustee (filed on May 13, 1998 as
               Exhibit 4.3 to Nextel's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1998 (the "May 13 Form 10-Q")
               and incorporated herein by reference).
  4.4.1    --  Indenture between Old Nextel and the Bank of New York, as
               Trustee, dated as of February 15, 1994 (the "February
               Indenture") (filed on March 1, 1994 as Exhibit 4.1 to Old
               Nextel's Current Report on Form 8-K dated February 16, 1994 and incorporated herein by reference).
  4.4.2    --  Supplemental Indenture dated as of June 30, 1995 to the
               February Indenture between Old Nextel and The Bank of New
               York (filed on November 14, 1995 as Exhibit 4.2 to the
               November 14 Form 10-Q) and incorporated herein by reference.

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
  4.4.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the February Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Old Nextel and The Bank
               of New York (relating to the February Indenture) (filed on
               November 14, 1995 as Exhibit 4.4 to the November 14, 1995
               Form 10-Q) and incorporated herein by reference.
  4.4.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the February Indenture between Nextel Communications, Inc., and The Bank of New York, as Trustee (filed on June 17, 1997 as Exhibit 4.2 to the June 13 Form 8-K and incorporated
               herein by reference).
  4.5.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of January 13, 1994, between OneComm Corporation
               (formerly called CenCall Communications Corp.) and The Bank of New York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit 99.2 to Nextel's Registration Statement No.
               33-93182 on Form S-4 (the "OneComm S-4 Registration
               Statement") and incorporated herein by reference).
  4.5.2    --  Supplemental Indenture, dated as of June 30, 1995, to the
               OneComm Indenture between OneComm Corporation (formerly
               called CenCall Communications Corp.) and The Bank of New
               York (filed on November 14, 1995 as Exhibit 10.12 to the
               November 14 Form 10-Q and incorporated herein by reference).
  4.5.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the OneComm Indenture between Nextel (formerly known as
               ESMR, Inc.), as successor to OneComm Corporation and The
               Bank of New York (filed on November 14, 1995 as Exhibit
               10.13 to the November 14 Form 10-Q and incorporated herein by reference).
  4.5.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the OneComm Indenture between Nextel and The Bank of New
               York (filed on June 17, 1997 as Exhibit 4.5 to the June 13
               Form 8-K and incorporated herein by reference).
  4.6.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of April 25, 1994, between Dial Call
               Communications, Inc. and The Bank of New York (the "Dial
               Call 2004 Indenture") (filed on June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and incorporated herein by reference).
  4.6.2    --  Supplemental Indenture, dated as of August 7, 1995, to the
               Dial Call 2004 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.3 to the Nextel's Registration Statement No.
               33-80021 on Form S-4 (the "Dial Page S-4 Registration
               Statement") and incorporated herein by reference).
  4.6.3    --  Second Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Dial Page, Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.26 to Nextel's
               Annual Report on Form 10-K for the year ended December 31,
               1995 (the "1995 Form 10-K") and incorporated herein by
               reference).
  4.6.4    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.6.5    --  Fourth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2004 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.3 to the June
               13 Form 8-K and incorporated herein by reference).
  4.6.6    --  Fifth Supplemental Indenture, dated March 24, 1998, to the
               Dial Call 2004 Indenture between Nextel and The Bank of New
               York (filed on May 13, 1998 as Exhibit 4.4 to the May 13
               Form 10-Q and incorporated herein by reference).
  4.7.1    --  Indenture for Senior Discount Notes due 2005, dated as of
               December 22, 1993, between Dial Call Communications, Inc.
               and The Bank of New York (the "Dial Call 2005 Indenture")
               (filed as Exhibit 99.3 to the OneComm S-4 Registration
               Statement and incorporated herein by reference).

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
  4.7.2    --  Supplemental Indenture, dated as of April 25, 1994, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on April 1, 1996 as
               Exhibit 4.29 to the 1995 Form 10-K and incorporated herein by reference).
  4.7.3    --  Supplemental Indenture, dated as of June 30, 1995, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.4 to the Dial Page S-4 Registration Statement and
               incorporated herein by reference.
  4.7.4    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Dial Page Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.31 to the 1995
               Form 10-K and incorporated herein by reference).
  4.7.5    --  Fourth Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.7.6    --  Fifth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2005 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.4 to the June
               13 Form 8-K and incorporated herein by reference).
  4.8.1    --  Indenture for Senior Discount Notes due 2007, dated as of
               March 6, 1997, between McCaw International, Ltd. (now known as Nextel International) and The Bank of New York, as
               Trustee (the "NI 2007 Indenture") (filed on March 31, 1997 as Exhibit 4.24 to Nextel's Annual Report on Form 10-K for
               the year ended December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
  4.8.2    --  Warrant Agreement, dated as of March 6, 1997, between McCaw
               International, Ltd. and The Bank of New York (filed on March
               31, 1997 as Exhibit 4.26 to the 1996 Form 10-K and
               incorporated herein by reference).
    4.9    --  Indenture dated September 17, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 10.65% Senior Redeemable
               Discount Notes due 2007 (filed on September 22, 1997 as
               Exhibit 4.1 to Nextel's Current Report on Form 8-K dated
               September 22, 1997 and incorporated herein by reference).
   4.10    --  Indenture dated as of October 22, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 9.75% Senior Serial Redeemable
               Discount Notes due 2007 (filed on October 23, 1997 as
               Exhibit 4.1 to Nextel's Current Report on Form 8-K dated
               October 23, 1997 and incorporated herein by reference).
   4.11    --  Indenture dated as of February 11, 1998, between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's Senior Serial Redeemable
               Discount Notes due 2008 (filed on February 12, 1998 as
               Exhibit 4.2 to the February 11 Form 8-K and incorporated
               herein by reference).
   4.12    --  Indenture dated as of November 4, 1998 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 12.0% Senior Serial Redeemable
               Notes due 2008 (filed on February 10, 1999 as Exhibit 4.13.1 to the February 1999 S-4 and incorporated herein by
               reference).
   4.13    --  Indenture for Senior Discount Notes due 2008, dated March
               12, 1998 between Nextel International, Inc. and The Bank of
               New York (filed on May 14, 1998 as Exhibit 4.1 to Nextel
               International Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1998 and incorporated herein by
               reference).
   4.14    --  Registration Rights Agreement, dated December 23, 1998, by and between Nextel, Goldman, Sachs & Co., Morgan Stanley &
               Co., Incorporated and Nationsbanc Montgomery Securities LLC
               (filed on March 30, 1999 as Exhibit 4.13 to Nextel's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1998 (the "1998 Form 10-K") and incorporated herein by
               reference).

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
   -------                       -----------------------
 4.15.1    --  Credit Agreement dated as of March 12, 1998 among Nextel,
               NFC, the Restricted Companies party thereto, the Lenders
               party thereto, Toronto Dominion (Texas) Inc., as
               Administrative Agent, and The Chase Manhattan Bank as
               Collateral Agent (filed as Exhibit 4.12 to Nextel's Annual
               Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).
 4.15.2    --  Amendment No. 1 dated as of October 28, 1998, amending the
               Credit Agreement dated as of March 12, 1998, between Nextel
               Communications, Inc., Nextel Finance Company, the other
               restricted companies party thereto, the lenders party
               thereto and the Administrative Agent and Collateral Agent
               (filed on October 29, 1998, as Exhibit 4.1 to Nextel's
               Current Report on Form 8-K dated October 28, 1998 and
               incorporated herein by reference).
 4.15.3    --  Amendment No. 2, dated as of December 21, 1998, amending the
               Credit Agreement dated as of March 12, 1998, between Nextel
               Communications, Inc., Nextel Finance Company, the other
               restricted companies parties thereto, the lenders party
               thereto and the Administrative Agent and Collateral Agent
               (filed on March 30, 1999 as Exhibit 4.14.3 to the 1998 Form
               10-K and incorporated herein by reference).
 4.15.4    --  Amendment No. 3, dated as of March 23, 1999, amending the
               Credit Agreement dated as of March 12, 1998, between Nextel
               Communications, Inc., Nextel Finance Company, the other
               restricted companies parties thereto, the lenders thereto
               and the Administrative Agent and Collateral Agent (filed on
               May 17, 1999 as Exhibit 4.1 to the Quarterly Report on Form
               10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.)
   4.16    --  Indenture, dated as of June 16, 1999, between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 4 3/4% Convertible Senior
               Notes due 2007 (filed on June 23, 1999 as Exhibit 4.1 to the
               Current Report on Form 8-K dated and filed with the
               Commission on June 23, 1999 and incorporated herein by
               reference.)
   *5.1    --  Opinion of Jones, Day, Reavis & Pogue regarding validity.
   *8.1    --  Opinion of Jones, Day, Reavis & Pogue regarding tax
               consequences.
   23.1    --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits
               5.1 and 8.1).
  *23.2    --  Consent of Deloitte & Touche LLP.
 **24.1    --  Powers of Attorney.


---------------

 *Filed herewith.

**Previously filed.


Item 17. Undertakings

        (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) The undersigned registrant hereby undertakes that:

             (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment no. 1 on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on October 28, 1999.


                                       Nextel Communications, Inc.

                                              By: /s/ Thomas J. Sidman
                                                  -------------------------
                                                    Thomas J. Sidman
                                                    Senior Vice President and
                                                    General Counsel


        Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:



               NAME                                 TITLE                       DATE
               ----                                 -----                       ----
*                                    Chairman of the Board and Director
-----------------------------------
Daniel F. Akerson

*                                    President, Chief Executive Officer
-----------------------------------  and Director
Timothy M. Donahue

*                                    Executive Vice President and Chief
-----------------------------------  Financial Officer (Principal
Steven M. Shindler                   Financial Officer)

*                                    Vice President and Controller
-----------------------------------  (Principal Accounting Officer)
William G. Arendt

*                                    Vice Chairman of the Board and
-----------------------------------  Director
Morgan E. O'Brien

*                                    Director
-----------------------------------
Keith J. Bane

*                                    Director
-----------------------------------
William E. Conway

*                                    Director
-----------------------------------
Frank M. Drendel

*                                    Director
-----------------------------------
William A. Hoglund

*                                    Director
-----------------------------------
Craig O. McCaw

*                                    Director
-----------------------------------
Dennis M. Weibling

                                     Attorney-in-fact                     October 28, 1999
/s/ Thomas J. Sidman
-----------------------------------
Thomas J. Sidman

                                 EXHIBIT INDEX


  EXHIBIT
    NO.                        DESCRIPTION OF EXHIBITS                       PAGE
  -------                      -----------------------                       ----
     *1.1    -- Form of Underwriting Agreement
     *5.1    -- Opinion of Jones, Day, Reavis & Pogue regarding validity of the shares offered.
     *8.1    -- Opinion of Jones, Day, Reavis & Pogue regarding tax
                consequences.
     23.1    -- Consent of Jones, Day, Reavis & Pogue (included in
                Exhibits 5.1 and 8.1).
    *23.2    -- Consent of Deloitte & Touche LLP
   **24.1    -- Powers of Attorney.


---------

 *Filed herewith

**Previously filed.